                                  LOCK-UP AGREEMENT


          This Lock-Up Agreement (this "Agreement") is made as of June 26, 1998, by and among the Cartotech, Inc. Employee Stock Ownership and 401(k) Trust (the "ESOP"), The Epner Family Limited Partnership (the "Epner Partnership"), The Braverman Family Limited Partnership (the "Braverman Partnership"), and Albert Naumann, III ("Naumann") (each a "Shareholder" and collectively, the "Shareholders"), and Analytical Surveys, Inc., a Colorado corporation (the "Company"). Any transferee of a Shareholder that is a Permitted Transferee (as defined below) of such Shareholder will for all purposes of this Agreement be deemed a Shareholder.

                                       RECITALS

     A. The Company and Surveys Holdings, Inc. ("Holdings") on the one hand, and the Shareholders on the other hand, have entered into an Agreement and Plan of Merger dated as of June 11, 1998 (the "Merger Agreement") pursuant to which Cartotech, Inc. ("Cartotech") will merge with and into Holdings, and the Shareholders as the sole shareholders of Cartotech, will
receive cash and shares of Company common stock (the "Shares").   Pursuant to
an Escrow Agreement dated June 26, 1998 between the Company, the Shareholders, and Bank One, Colorado, N.A., the Company will transfer a portion of the cash and Shares directly into escrow. This Agreement is being executed in conjunction with Registration Rights Agreements between the Company and the Epner Partnership, the Braverman Partnership and Naumann (the "Non-ESOP Shareholders"), and between the Company and the ESOP (the "Registration Rights Agreements").

     B.   The Shareholders own the Shares as follows:


     Shareholder                        Number of Shares
     -----------                        ----------------
     The ESOP                           123,321 shares
     The Epner Partnership              101,398 shares
     The Braverman Partnership          101,398 shares
     Naumann                             28,050 shares

     C. The parties desire to limit the transfer of the Shares in the manner set forth in this Agreement.

                                      AGREEMENT
     The parties agree as follows:

     1.   RESTRICTIONS ON TRANSFER.

          (a) From the date of this Agreement to, and including, June 26, 1999, except as expressly provided in this Agreement, no Shareholder may transfer any of the Shares or any interest in the Shares.

          (b) From June 27, 1999, to, and including, June 26, 2000, each of the Non-ESOP Shareholders may transfer up to 50% of the Shares (the "One-Year Shares") held by it or him, subject to the provisions of Section 3. In addition, any or all of the One-Year Shares may be sold pursuant to the Registration Rights Agreement to which the Non-ESOP Shareholders are a party.

          (c) After June 26, 2000, each of the Non-ESOP Shareholders may transfer the remainder of the Shares held by it or him, without restriction under this Agreement, but any such transfer will remain subject to the requirements of state and federal securities laws.

          (d) After June 26, 1999, and before June 27, 2000, the ESOP may transfer all of the Shares held by it, subject to the provisions of Section 3.

          (e) After June 26, 2000, the ESOP may transfer any of the Shares, without restriction under this Agreement, but any such transfer will remain subject to the requirements of state and federal securities laws.

          (f) For purposes of this Agreement, "transfer" includes any sale, gift, pledge, or other disposition, by voluntary act of a Shareholder or by operation of law, as a result of which any person acquires or obtains a right to acquire any interest in or rights in respect of the Shares.

     2.   TRANSFERS TO PERMITTED TRANSFEREES.

          (a) A Shareholder may transfer any or all of its or his Shares to a "Permitted Transferee." For purposes of this Agreement, "Permitted Transferee" means (i) as to the Non-ESOP Shareholders, any trusts or other entities created for the exclusive benefit of, or beneficially owned exclusively by, a Shareholder; (ii) as to the ESOP, any participant or beneficiary of the ESOP; and (iii) as to any Shareholder, a bona fide pledgee of Shares.

          (b) A transfer to a Permitted Transferee is not effective until such Permitted Transferee executes and delivers to the Company a document in the form of EXHIBIT A to this Agreement by which such Permitted Transferee agrees to be bound by the terms of this Agreement.

     3. SALE VOLUME LIMITATIONS. During the periods described in Section 1(b) and 1(d), with respect to each Shareholder, except for sales by such Shareholder to a Permitted Transferee of such Shareholder, and including any sales of Shares by a Permitted Transferee of such Shareholder other than the ESOP (as to whom the volume limitations of this Section 3 will be calculated separately as to each such Permitted Transferee), the number of Shares sold by a Shareholder in any 90 day period may not exceed the greater of the following:

          (a) one percent of the shares of common stock of the Company outstanding as shown by the most recent report or statement published by the Company; or

          (b) the average weekly reported volume of trading of common stock of the Company on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of the sale of the Shares (the "Sale Date"); or

          (c) the average weekly reported volume of trading of common stock of the Company reported through the consolidated transaction reporting system, contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934, as amended, during the four calendar weeks preceding the Sale Date.

     4. ENDORSEMENT ON STOCK CERTIFICATES. All stock certificates representing Shares will bear the following legend:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS THEREOF ARE AVAILABLE, AS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE, AND (B) ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON RESALE AND TRANSFER UNDER AGREEMENTS BETWEEN THE HOLDER AND THE COMPANY, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY."

     5. SALE OF ASSETS, REDEMPTION OR LIQUIDATION. Nothing contained in this Agreement will limit the Company's ability, in accordance with applicable law, to sell or otherwise dispose of all or substantially all of its assets, to redeem all or any part of the stock held by any Shareholder, or to liquidate, either partially or completely.

     6. NOTICES. All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any notice, request, demand, claim, or other communication under this Agreement will be deemed duly given only if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

          (a) if to the Company to it at: Analytical Surveys, Inc., 941 North Meridian Street, Indianapolis, Indiana 46204, Attention: Sidney V. Corder; and

          (b) if to a Shareholder at the address for notice set forth opposite such Shareholder's signature below.

Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and one business day after receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications under this Agreement are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

     7. DISPUTE RESOLUTION. All disputes arising out of or related to this Agreement, including any claims that all or any part of this Agreement is invalid, illegal, voidable, or void, will be settled by arbitration, pursuant to the Merger Agreement.

     8.   GENERAL PROVISIONS.

          (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

          (b) BENEFIT. This Agreement will be binding upon and inure to the benefit of the parties, their personal representatives, successors and assigns.

          (c) AMENDMENT. This Agreement may be amended at any time and from time to time by a written instrument signed by all of the parties to this Agreement.

          (d) GOVERNING LAW. The laws of the State of Colorado will govern this Agreement and the construction of any of its terms.

          (e) WAIVER. No waiver by any party of any provision of this Agreement will be deemed to extend to any other circumstance or occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted. The restrictions on transfer set forth in this Agreement are for the benefit of the Company only, and may be waived as to any Shareholders by the Company only, without any restriction imposed by any other Shareholder.

          (f) ORIGINAL. This Agreement will be signed in one original, which will be deposited with the Company at its registered office.

          (g) PHOTOCOPIES. A photocopy of this Agreement will be delivered to the Company and to each Shareholder.

     The parties to this Agreement have executed this Agreement as of the date first written above.

SHAREHOLDERS:                           ADDRESS FOR NOTICE:

THE CARTOTECH, INC. EMPLOYEE
STOCK OWNERSHIP AND 401(K) TRUST

By:                                     The Cartotech, Inc. Employee Stock
   ----------------------------------   Ownership and 401(K) Trust
   Gene Barber, Trustee


THE EPNER FAMILY LIMITED
PARTNERSHIP

By:                                     The Epner Family Limited Partnership
   ----------------------------------   403 Squires Row
   Martin Epner, General Partner        San Antonio, TX 78213

By:
   ----------------------------------
   Marcia Epner, General Partner

THE BRAVERMAN FAMILY LIMITED
PARTNERSHIP

By:                                     The Braverman Family Limited Partnership
   ----------------------------------   1100 North Main Avenue
   Sheldon Braverman, General Partner   San Antonio, TX 78212

By:
   ----------------------------------
   Phyllis Braverman, General Partner


                                        Albert Naumann, III
   Albert Naumann, III                  11900 Crownpoint Drive, #100
                                        San Antonio, TX 78233
COMPANY:

ANALYTICAL SURVEYS, INC.

By:                                     Analytical Surveys, Inc
   -----------------------------        941 North Meridian Street
   Sidney V. Corder,
   Chief Executive Officer

                                        Indianapolis, IN 46204-1061

                                      EXHIBIT A

                         DOCUMENT TO BE SIGNED BY TRANSFEREE

  The undersigned, being a transferee of shares of the common stock of Analytical Surveys, Inc. (the "Company"), agrees to be bound by all of the terms of a Lock-Up Agreement (the "Agreement") dated June 23, 1998, between the Company and the Shareholders (as defined in the Agreement). The undersigned acknowledges that he or she will for all purposes be deemed a "Shareholder" (as defined in the Agreement) and that the Agreement will apply to all Shares of the Company now owned or hereafter acquired by the undersigned. The undersigned's address and telecopy number for purposes of Section 6 of the Agreement are set forth below:

               -------------------------------------------
               (Type or Print Name)


               -------------------------------------------
               (Street Address)


               -------------------------------------------
               (City, State and Zip Code)


               -------------------------------------------
               (Facsimile Number)


               -------------------------------------------
               (Signature)


               -------------------------------------------
               (Date)